UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 4, 2009
SEACOAST BANKING CORPORATION OF FLORIDA

(Exact name of registrant as specified in its charter)

Florida	001-13660	59-2260678

(State or other jurisdiction of incorporation)	(Commission File Number	(IRS Employer Identification No.)

815 Colorado Avenue Stuart, Florida	34994

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code      (772) 287-4000
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     Item 2.02 Results of Operations and Financial Condition.
     Seacoast Banking Corporation of Florida will reflect a $49.8 million non-cash charge for impairment of goodwill, which is considered a non-recurring expense, in its second quarter 2009 results. Operating earnings for the Company are unaffected. The charge will eliminate the Company’s goodwill asset.
     The goodwill impairment charge is a non-cash accounting adjustment to the Company’s balance sheet. It has no effect on our cash flow or liquidity. Risk-based regulatory capital ratios are unchanged with the total risk based capital ratio and tier 1 risk based ratio at 13.41 percent and 11.83 percent, respectively, and the Tier 1 leverage capital ratio declined slightly from 8.48% to 8.29%. Due to the decline in the price of our common stock and our net loss in the second quarter of 2009, we tested for impairment of goodwill in connection with the preparation of our quarterly financial report. The first step of this test indicated that our goodwill was impaired and we then were required to estimate the implied fair value of our goodwill, but were unable to complete this second step by the time we filed our quarterly report. Accordingly, we have preliminarily determined that the goodwill impairment is $49.8 million. This is an estimate and we will disclose in the third quarter any adjustments to goodwill after completing the second step analysis.
     The effect of this charge on net income and diluted earnings per share (DEPS) for the second quarter of 2009 is summarized below:

	Three Months Ended
(Dollars in thousands,	June 30,
except share data)	Previously Reported	As Adjusted
Summary of Earnings
Net loss available to common shareholders	$(14,124)	$(63,937)

Per Share Data
Net loss diluted-GAAP basis	(0.74)	(3.35)
Net loss basis-GAAP basis	(0.74)	(3.35)

	Three Months Ended
	June 30,
	Previously Reported	As Adjusted
Summary of Earnings
Net loss available to common shareholders	$(19,821)	$(69,634)

Per Share Data
Net loss diluted-GAAP basis	(1.04)	(3.65)
Net loss basis-GAAP basis	(1.04)	(3.65)

Cautionary Notice Regarding Forward-Looking Statements
     Certain of the statements made herein, including those regarding our continued analysis of the value of our goodwill in the third quarter, are “forward-looking statements,” within the meaning and protections of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act.
     Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. We do not know and make no estimate of the results of our further evaluation of goodwill.
     All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “plan,” “point to,” “project,” “could,” “intend,” “target” and other similar words and expressions of the future.
     All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K/A for the year ended December 31, 2008 and in our quarterly report on Form 10-Q for the period ending June 30, 2009 under “Special Cautionary Notice Regarding Forward-Looking Statements” and “Risk Factors,” and otherwise in our SEC reports and filings. Such reports are available upon request from the Company, or from the Securities and Exchange Commission, including through the SEC’s Internet website at http://www.sec.gov.
     We have no obligation and do not undertake to update, revise or correct any of the forward-looking statements after the date hereof, or after the respective dates on which any such statements otherwise are made.
     The foregoing information (including the exhibit hereto) is being furnished under “Item 2.02 Results of Operations and Financial Condition” and “Item 7.01 Regulation FD Disclosure.” Such information (including the exhibit hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.
Item 7.01 Regulation FD Disclosure.
     See “Item 2.02 Results of Operations and Financial Condition” above.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOAST BANKING CORPORATION OF FLORIDA (Registrant)
Dated: August 4, 2009	By:	/s/ Dennis S. Hudson, III
		Name:	Dennis S. Hudson, III
		Title:	Chairman and Chief Executive Officer

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